Exhibit 15





August 11, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that Phelps Dodge Corporation has incorporated by reference our report dated July 10, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 (No. 33-44380) and Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62648).
We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



Price Waterhouse LLP
Phoenix, Arizona